UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June ___, 2010

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8957	91-1292054
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

19300 International Boulevard, Seattle, Washington		98188
(Address of Principal Executive Offices)		(Zip Code)

(206) 392-5040
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 14, 2010, Alaska Air Group, Inc. (the “Company”) announced that Jeffrey D. Pinneo, the President and Chief Executive Officer of Horizon Air Industries, Inc., a wholly owned subsidiary of the Company (“Horizon”), will retire from the Company.  The Company’s Board of Directors has approved, effective June 14, 2010, the appointment of Glenn S. Johnson, currently the Company’s Executive Vice President/Finance and Chief Financial Officer, as Horizon’s President, and the appointment of Brandon S. Pedersen, currently the Company’s Controller, to succeed Mr. Johnson as the Company’s Chief Financial Officer.

Mr. Johnson, joined Alaska Airlines in 1982, became Vice President/Controller and Treasurer of Horizon in 1991 and Vice President/Customer Services in 2002. He returned to Alaska Airlines in 2003 where he has served in several roles, including Vice President/Finance and Controller and Vice President/Finance and Treasurer. He served as Senior Vice President/Customer Service – Airports from January 2006 through April 2007 and in April 2007, he was elected Executive Vice President/Airports and Maintenance and Engineering. He was elected Executive Vice President/Finance and Chief Financial Officer of the Company and Alaska Airlines in December 2008. He is a member of the Company’s Management Executive Committee. In his new role as Horizon’s President and Chief Executive Officer, Mr. Johnson will continue to receive base salary of $300,000 annually.

Mr. Pedersen joined Alaska Airlines in 2003 as Staff Vice President/Finance and Controller of the Company and Alaska Airlines and was elected Vice President/Finance and Controller for both entities in 2006.  In connection with Mr. Pedersen’s appointment as the Company’s Chief Financial Officer, the Compensation Committee of the Company’s Board of Directors approved an annual base salary of $230,000 and a grant of 2,025 restricted stock units.

In connection with his retirement, Mr. Pinneo and the Company have entered into a retirement and release agreement.  Under the agreement, Mr. Pinneo will continue to receive base salary at an annual rate of $240,000 through January 31, 2011, and he will be eligible to receive a bonus for 2010 under the Company’s Performance-Based Pay program.  In addition, Mr. Pinneo will receive a lump sum payment of $240,000 upon his retirement and an additional $200,000 to be paid in quarterly installments over the one-year period thereafter.  The agreement includes a general release of claims by Mr. Pinneo and his covenants not to compete with Horizon or solicit its employees for a period of one year following his retirement.  Mr. Pinneo’s retirement and release agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

 Item 7.01.  Regulation FD Disclosure

The Company issued a press release on June 14, 2010 announcing Mr. Pinneo’s retirement and the appointments of Mr. Johnson and Mr. Pedersen.  A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

10.1	Agreement, dated as of June 9, 2010, between the Company and Jeffrey D. Pinneo.

99.1	Press Release issued by the Company on June 14, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALASKA AIR GROUP, INC.
(Registrant)

		By:	/s/ Keith Loveless
Date:	June 14, 2010		Keith Loveless
Vice President/Legal and Corporate Affairs, General Counsel and Secretary